UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

As previously disclosed on Form 8-K filed on February 16, 2016, in connection with preparing the financial statements of Santander Holdings USA, Inc. (the “Company”) for the fiscal year ended December 31, 2015, which will be included in the Company’s Annual Report on Form 10-K for 2015 (the “Form 10-K”) and FR Y-9C that the Company filed on February 16, 2016 with the Federal Reserve Bank, the Company disclosed that it was updating its goodwill assessment performed at October 1, 2015 with respect to its $5.5 billion of goodwill associated with its ownership interest in Santander Consumer USA Holdings Inc. (“SC”) as a result of the decline in the price of SC’s shares from October 1, 2015 to December 31, 2015. The Company has concluded its updated assessment on February 28, 2016, and an after-tax non-cash impairment charge attributable to the Company of $1.8 billion is required. The remaining goodwill associated with the Company’s investment in SC is $0.7 billion. This non-cash charge will be disclosed in the Company’s Form 10-K for December 31, 2015 and reflected in the financial statements included therein. This non-cash impairment charge does not impact the Company’s risk-based capital ratios adversely, as goodwill is excluded in calculating such ratios.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2016	SANTANDER HOLDINGS USA, INC. By: /s/ Gerald P. Plush Name: Gerald P. Plush Title: Chief Financial Officer and Senior Executive Vice President